EXHIBIT 10

Execution Copy

AMENDMENT AGREEMENT NO. 1

to that certain

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT AGREEMENT NO. 1 (this “Amendment”), dated as of May 25, 2006, is among GANDER MOUNTAIN COMPANY, a Minnesota corporation (the “Borrower”), BANK OF AMERICA, N.A. and the other lending institutions from time to time party to the Loan Agreement (as hereinafter defined) (collectively, the “Lenders”), and BANK OF AMERICA, N.A. as agent (the “Agent”) for itself and the other Lenders.

WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Second Amended and Restated Loan and Security Agreement, dated as of March 3, 2006 (as amended and in effect from time to time, the “Loan Agreement”), pursuant to which the Lenders, upon certain terms and conditions, have agreed to make loans to, and to cause the issuance of letters of credit for the benefit of, the Borrower;

WHEREAS, the Borrower has requested that the Agent and the Lenders agree, and the Agent and the Lenders have agreed, on the terms and subject to the conditions set forth herein, to amend certain of the terms and provisions of the Loan Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

§1.          Defined Terms.    Capitalized terms which are used herein without definition and which are defined in the Loan Agreement shall have the same meanings herein as in the Loan Agreement.

§2.          Amendments to Loan Agreement.  Subject to the satisfaction of the conditions set forth in Section 5 of this Amendment, the Loan Agreement is hereby amended as follows:

(a)           Section 6.11 (“Minimum Operating Cash Flow and Minimum EBITDA”) of the Loan Agreement is hereby amended by deleting paragraph (b) therein in its entirety and substituting therefor the following new paragraph (b):

“(b)                 At any time that Availability is less than Ten Percent (10%) of the lesser of (A) the then-current Maximum Revolving Credit Ceiling or (B) (x) the then-current Borrowing Base plus (y) the Term Loan to Value Reserve less (z) Availability Reserves, (i) the Borrower will not permit EBITDA as of the end of the most recently concluded Reference Period for which financial statements have been delivered to be less than the amount set forth opposite such Reference Period in the table set forth on SCHEDULE 6.11 hereto, and (ii) in the event that a judgment is rendered, or a settlement is agreed to, relating to any matter described on SCHEDULE 5.18 to the Closing Certificate,  EBITDA will be recalculated for the Reference Period ended immediately prior to the date such judgment is rendered or settlement occurs (and in the case that the financial statements and officer’s certificates to be delivered pursuant to Article 6 for such

Reference Period have not yet been delivered, for the two Reference Periods most recently ended prior to the rendering of such judgment or entering into of such settlement).”.

(b)           Schedule 6.11 of the Loan Agreement is hereby restated and replaced in its entirety by Schedule 6.11 attached hereto.

§3.          Affirmation and Acknowledgment of the Borrower.  The Borrower hereby ratifies and confirms all of its Obligations to the Lenders, including, without limitation, the Loans, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders all indebtedness, obligations and liabilities in respect of the Loans, the Letters of Credit, and all other amounts due under the Loan Agreement as amended hereby.  The Borrower hereby confirms that the Obligations are and remain secured pursuant to the Loan Documents and pursuant to all other instruments and documents executed and delivered by the Borrower as security for the Obligations.

§4.          Representations and Warranties.  The Borrower hereby represents and warrants to the Lenders as follows:

(a)           The execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of its obligations and agreements under this Amendment and the Loan Agreement as amended hereby, are within the corporate authority of the Borrower, have been duly authorized by all necessary corporate proceedings on behalf of the Borrower and do not and will not contravene any provision of law, statute, rule or regulation to which the Borrower is subject or any of the Borrower’s charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon the Borrower, the non-compliance with which would materially adversely affect the business, assets or financial condition of the Borrower.

(b)           This Amendment and the Loan Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights in general, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)           No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower of this Amendment or the Loan Agreement as amended hereby.

(d)           The representations and warranties contained in Article V of the Loan Agreement are true and correct at and as of the date made and as of the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Loan Agreement and the other Loan Documents, changes which have been disclosed to the Agent and the Lenders prior to the date hereof and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

(e)           The Borrower has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time

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hereof, and as of the date hereof, after giving effect to the provisions hereof, the Borrower is not In Default and there exists no Event of Default.

§5.          Effectiveness.  This Amendment shall become effective upon the receipt by the Agent of each of the following:

(a)           a fully executed counterpart hereof signed by the Borrower and the Majority Lenders; and

(b)           the amendment fee letter signed by the Borrower along with all fees due in connection therewith.

§6.          Release.  In consideration of the Agent’s and the Lenders’ execution of this Amendment, and for other good and valuable consideration, receipt of which is hereby acknowledged,  the Borrower unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Agent or any Lender to the Borrower, except the obligations to be performed by the Agent or any Lender on or after the date hereof as expressly stated in this Amendment, the Loan Agreement and the other Loan Documents, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which the Borrower might otherwise have against the Agent, any Lender or any of their respective directors, officers, employees or agents, in either case (i) or (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action,  defense, circumstance or matter of any kind.

§7.          Miscellaneous Provisions.

(a)           Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Loan Agreement shall remain the same.  It is declared and agreed by each of the parties hereto that the Loan Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Loan Agreement shall be read and construed as one instrument.

(b)           This Amendment is intended to take effect as an agreement under seal and shall be construed according to and governed by the laws of The Commonwealth of Massachusetts.

(c)           This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

(d)           The Borrower agrees to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment (including reasonable legal fees).

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

GANDER MOUNTAIN COMPANY

By:	/s/ Sharon K. Link
Name: Sharon K. Link
Title: Asst. Treasurer

BANK OF AMERICA, N.A., as Agent, as a Revolving Credit Lender and as a Term Loan Lender

By:	/s/ Sally A. Sheehan
Name: Sally A. Sheehan
Title: M.D.

WELLS FARGO FOOTHILL, INC., (f/k/a Foothill Capital Corporation), as Syndication Agent, as a Revolving Credit Lender and as a Term Loan Lender

By:
Name:
Title:

THE CIT GROUP/BUSINESS CREDIT, INC., as a Revolving Credit Lender

By:
Name:
Title:

WEBSTER BUSINESS CREDIT CORPORATION (f/k/a Whitehall Business Credit Corporation), as a Revolving Credit Lender

By:	/s/ Joseph A. Klapkowski
Name: Joseph A. Klapkowski
Title: Authorized Signatory

GENERAL ELECTRIC CAPITAL CORPORATION, as a Revolving Credit Lender and as a Term Loan Lender

By:	/s/ Paul A. Vitti
Name: Paul A. Vitti
Title: Duly Authorized Signatory

UBS AG, STAMFORD BRANCH, as a Revolving Credit Lender

By:	/s/ Richard L. Tavrow
Name: Richard L Tavrow
Title: Director, Banking Products Services, US

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director, Banking Products Services, US

LASALLE RETAIL FINANCE, a division of LaSalle Business Credit, LLC, as agent for LaSalle Bank Midwest N.A., as a Revolving Credit Lender and as a Term Loan Lender

By:	/s/ Andrew Ceressi
Name: Andrew Ceressi
Title: V.P.

Schedule 6.11

Minimum Operating Cash Flow and Minimum EBITDA

Reference Period Ending With the Month End:	Operating Cash Flow Amount	EBITDA
January, 2005		$16,000,000
February, 2005		$11,500,000
March, 2005		$11,500,000
April, 2005		$10,000,000
May, 2005		$10,000,000
June, 2005		$11,000,000
July, 2005		$11,500,000
August, 2005		$13,500,000
September, 2005		$16,500,000
October, 2005		$6,000,000
November, 2005		$8,000,000
December, 2005		$15,000,000
January, 2006	$-20,444,000	$15,500,000
February, 2006		$14,000,000
March, 2006		$14,000,000
April, 2006	$-7,184,000	$14,000,000
May, 2006		$14,000,000
June, 2006		$15,000,000
July, 2006	$8,995,000	$16,000,000
August, 2006		$25,000,000
September, 2006		$28,000,000
October, 2006	$5,555,000	$30,000,000
November, 2006		$30,000,000
December, 2006		$30,000,000
January, 2007	$11,718,000	$30,000,000
February, 2007		$30,000,000
March, 2007		$30,000,000
April, 2007	$4,404,000	$30,000,000
May, 2007		$25,000,000
June, 2007		$25,000,000
July, 2007	$4,891,000	$25,000,000
August, 2007		$25,000,000
September, 2007		$25,000,000
October, 2007	$4,146,000	$25,000,000
November, 2007		$30,000,000
December, 2007		$30,000,000
January, 2008	$10,632,000	$30,000,000
February, 2008		$30,000,000
March, 2008		$30,000,000
April, 2008		$30,000,000
May, 2008		$25,000,000

Reference Period Ending With the Month End:	Operating Cash Flow Amount	EBITDA
June, 2008		$25,000,000
July, 2008		$25,000,000
August, 2008		$25,000,000
September, 2008		$25,000,000
October, 2008		$25,000,000
November, 2008		$30,000,000
December, 2008		$30,000,000
January, 2009	$15,000,000	$30,000,000
February, 2009		$30,000,000
March, 2009		$30,000,000
April, 2009		$30,000,000
May, 2009		$25,000,000
June, 2009		$25,000,000
July, 2009		$25,000,000

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